EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the use in this Registration Statement on Form SB-2 of Astrata Group Incorporated of our report dated June 6, 2005, appearing in the Prospectus, which is part of this Registration Statement.

      We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in the Prospectus.



/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP


June 24, 2005
Newport Beach, California